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                                                                     EXHIBIT 5.1


                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, 31st FLOOR
                               DALLAS, TEXAS 75201


                               September 24, 2001

Radiologix, Inc.
3600 Chase Tower
2200 Ross Avenue
Dallas, Texas 75201

Re: Radiologix, Inc. Registration Statement on Form S-3 for Resale of 117,878 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Radiologix, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale of 117,878 shares of Common Stock of the Company (the "Shares") as described in the Company's Amendment No. 1 to Registration Statement on Form S-3 ("Registration Statement") to which this opinion is attached as Exhibit 5.1.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares, and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such review, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements of representatives of the Company. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/  Haynes and Boone, LLP

HAYNES AND BOONE, LLP